                                                                   EXHIBIT 10.18

EXHIBIT B

                                 LEASE AGREEMENT
                                 ---------------


This Agreement is made on this 4th day of June 1997, by and between:

ITALADE TECHNOLOGY (THAILAND) LIMITED, with its office located at No. 733/736 Phaholyothin Road, Tambhol Kukot, Amphur Lumloogka, Pathumthani Province, Thailand (hereinafter referred to as "the Lessor"), and

ITALADE - PEMSTAR LIMITED, with its office located at No. 733/736 Phaholyothin Road, Tambhol Kukot, Amphur Lumloogka, Pathumthani Province, Thailand (hereinafter referred to as "the Lessee").

WHEREAS the Lessor is the legal and real owner of a factory building located at No. 733/736 Phaholyothin Road, Tambhol Kukof, Amphur Lumloogka, Pathumthani Provice.

WHEREAS the Lessor agrees to let and the Lessee agrees to lease a portion of the factory building mentioned above, covering an approximate area of 1,861.07 square metres or approximately 20,025 square feet, the details of which are as shown in the chart and floor plans attached hereto and which shall be deemed an integral part hereof, which has access and is sufficient for the conduct of the Lessee's business as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary, potable wate, and other utilities used in the operation of the Lessee's business (hereinafter referred to as "the Premises")


NOW, THEREFORE, both parties hereby agree as follows:

1.   The Purpose of the Lease

     The lessee shall use the Premises for the manufacturing of the flex circuit assemblies, precision electro-mechanical assemblies, micro component assemblies and other electronic circuit assemblies manufacuring.

2.   Term of the Lease

     The lease shall be 3 (three) years commencing from the execution date hereof.

LEASE AGREEMENT
Between  :        Italade Technology (Thailand) Limited
         :        Italade - Pemstar Limited
                                                                          Page 2
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3.   Rent and Rental Payment

     3.1 During the initial 18 (eighteen) months of the lease term mentioned under the above Clause 2;

          a) the Lessor agrees to let the Lessee take on lease of the certain area of 10,000 square feet in the Premises on a free rent basis, and

          b) the Lessee agrees to pay to the Lessor the monthly rental for the remaining 10,025 square feet of the Premises at the rate of Baht 25 per square feet, or totaling Baht 250,625 per month.

     3.2 After the 18 (eighteen) months period mentioned in the above 3.1, the Lessee shall pay the rent for the total area of 20,025 square feet of said Premises to the Lessor on monthly instalment basis and at the rental rate as mentioned in the above 3.1(b).

     3.3 If, in any particular time after the date of this Agreement, the Lessee requires more area in the Lessor's factory building for its business operation in addition to the certain area of the Premises under this Agreement, and the Lessor agrees to let the Lessee take on lease of the requested additional area in its factory building for such purpose. Then, both parties will come into an agreement on the details of such additional area in the Lessor's factory building to be leased and let by and between them (the "Additional Lease").

          Said Additional Lease shall be subject to the terms and conditions of this Agreement, except where the rent-free basis is referred under the above 3.1(a). Any chart or floor plan relating to said Additional Lease shall be attached hereto and shall accordingly be deemed an integral part hereof.

4.   Renewal

     Upon the expiration of the lease term mentioned under Clause 2 of this Agreement, the parties hereto may, by mutual agreement, renew this lease term for another 3 years under the terms and conditions and at the rate of rental as to be subsequently renegotiated by both parties.

LEASE AGREEMENT
Between  :        Italade Technology (Thailand) Limited
         :        Italade - Pemstar Limited
                                                                          Page 3
------------------------------------------------------------------------


5.   Utilities

     The Lessee shall be responsible for the payment of water, electricity and telephone consumed or installed at the leased Premises at the rate prescribed by the authority concerned.

6.   Assignment

     The Lessee shall not assign or sublet the Premises to any third party without receiving prior written consent or approval from the Lessor, provided that the purpose of such assignment or sublet shall be consistent with the purpose of this Agreement.

7.   Taxes

     The Lessor shall be responsible for the payment of the household and land tax or any other tax incurred or to be incurred in connection with the leased Premises, while the Lessee shall be responsible for any tax incurred or to be incurred in connection with its business operation as prescribed by the law.

8.   Ownership Transfer

     During the term of this Agreement, the Lessor shall not transfer the ownership of the leased Premises without receiving prior consent from the Lessee.

9.   Termination

     9.1 Each party hereto is entitled to terminate this Agreement with immediate effect at any time by giving 90 (ninety) days prior written notice to the other party, whereby both parties agree not to claim any damages incident thereto.

     9.2 Should the Lessor breach any material terms or conditions of this Agreement and fail to remedy such breach within 15 (fifteen) days commencing from the date of receipt of the written notification from the Lessee, the Lessee is entitled to terminate this Agreement and claim any damages incurred therefrom as prescribed by the law.

     9.3 Should the Lessee breach the material terms or conditions of this Agreement and fail to remedy such breach within 15 (fifteen) days commencing from the date of receipt of the

LEASE AGREEMENT
Between  :        Italade Technology (Thailand) Limited
         :        Italade - Pemstar Limited
                                                                          Page 4
------------------------------------------------------------------------


          written notification from the Lessor, the Lessor is entitled to terminate this Agreement and claim any damages incurred therefrom as prescribed by the law.

This Agreement is made in duplicate of the same tenor and meaning; one copy is kept by the Lessor, and the other is kept by the Lessee.

LEASE AGREEMENT
Between  :        Italade Technology (Thailand) Limited
         :        Italade - Pemstar Limited
                                                                          Page 5
------------------------------------------------------------------------


IN WITNESS WHEREOF the parties have executed this Agreement on the day, month any year first above written.

The Lessor:                            The Lessee:
ITALADE TECHNOLOGY                     ITALADE-PEMSTAR LIMITED
(THAILAND) LIMITED


By: /s /                               By: / s / Al Berning
   -------------------------------        -----------------
   (                              )       (Al Berning                          )



By:________________________________    By:_____________________________________
  (                               )        (                                   )



Witness ____________________________   Witness: ________________________________
       (                           )           (                               )